UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  September 14, 2006
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On Thursday, September 14, 2006, Michael J. Menzer resigned from the Board of Directors of Park National Corporation (“Park”). Mr. Menzer had served as a director of Park since January 1, 2005. Mr. Menzer was a member of the Audit and Investment Committees of the Park Board of Directors and served in the class of Park directors whose terms expire at the annual meeting of shareholders of Park to be held in 2009. Mr. Menzer also resigned from the Board of Directors of Park’s subsidiary bank, The Park National Bank. Mr. Menzer had served as a director of The Park National Bank since 1999.
Mr. Menzer resigned from both the Board of Directors of Park and the Board of Directors of The Park National Bank due to his pursuit of significant investments in other banks and bank holding companies that could become competitors of Park and Park’s subsidiary banks. (Please see Exhibit 17 filed with this Current Report on Form 8-K for the letter from Mr. Menzer confirming that he agrees with the statements made in this Current Report on Form 8-K describing the circumstances surrounding his resignation from the Boards of Directors of Park and The Park National Bank.)
Item 8.01. — Other Events.
On September 14, 2006, Park National Corporation (“Park”) and Vision Bancshares, Inc. (“Vision”) jointly issued three news releases announcing the signing of a definitive agreement and plan of merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Vision will merge with and into Park. The separate corporate existence of Vision will cease and Park will survive and continue to exist as an Ohio corporation. This merger transaction is anticipated to be completed during the first quarter of 2007, and is subject to the satisfaction of customary conditions in the Merger Agreement and the approval of appropriate regulatory authorities and of the shareholders of Vision.
Under the terms of the Merger Agreement, the shareholders of Vision will receive either $25.00 in cash or 0.2475 Park common shares for each share of Vision common stock. The Vision shareholders have the option of receiving cash or Park common stock for their shares (or any combination thereof), subject to the allocation and election procedures in the Merger Agreement. However, Park reserves the right to allocate the Vision shareholder requests on a pro-rata basis so that 50% of the total Vision shares of common stock outstanding at the time of the merger are paid in cash and 50% are paid in Park common shares. As of September 14, 2006, Vision had 6,066,624 shares of common stock outstanding and outstanding stock options covering an aggregate of 884,834 shares of common stock with a weighted average exercise price of $8.09 per share. Each outstanding stock option (that is not exercised) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to the product of (1) (a) $25.00 minus (b) the exercise price of the stock option, multiplied by (2) the number of Vision shares of common stock subject to the unexercised portion of the stock option. Park’s closing price as of September 14, 2006 was $105.00. Vision’s closing price as of September 14, 2006 was $20.15.

Vision is headquartered in Panama City, Florida and had total assets of $696 million at June 30, 2006. Vision operates two community banks, both named Vision Bank. One is headquartered in Gulf Shores, Alabama and the other in Panama City, Florida. At June 30, 2006, the two Vision Bank affiliates had $595 million in deposits and $553 million in loans. Net income for the four quarters ended June 30, 2006 was approximately $8.8 million.
Please see Exhibits 99.1, 99.2 and 99.3 for copies of the news releases announcing the signing of the Merger Agreement, which Exhibits are incorporated herein by reference.
Additional Information
Park intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus that will be mailed to the shareholders of Vision in connection with the merger transaction. Investors and shareholders of Vision are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Park, Vision and the merger transaction. Investors and shareholders of Vision will be able to obtain a copy of the proxy statement/prospectus (when it is available), as well as other filings containing information about Park and Vision, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attn: John W. Kozak, Chief Financial Officer (740.349.3792), or to Vision Bancshares, Inc., 2200 Stanford Road, Panama City, Florida 32405, Attn: William E. Blackmon, Chief Financial Officer, (251.968.1001).
Park and Vision and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vision in respect of the proposed merger transaction. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about directors and executive officers of Vision and their ownership of Vision common stock is set forth in the proxy statement for Vision’s 2006 annual meeting of shareholders, as filed with the SEC on April 6, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4, in the proxy statement/prospectus contained therein, and other relevant materials to be filed with the SEC when they become available.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
These news releases contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the benefits of the proposed merger between Park and Vision (the “Merger”), such as efficiencies, market profile, product offerings and financial strength, and the competitive ability and position of the combined bank, and other statements identified by words such as “will,” “expected,” “plans,” “approximately”, as well as other statements regarding the Merger and any other statements regarding future results or expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to obtain regulatory approvals and Vision shareholder approval of the merger transaction on the proposed terms and schedule; the possibility that costs or difficulties related to the integration of the businesses of Vision and Park will be greater than expected or that the cost savings and any revenue synergies of the combined banks following the merger transaction may be lower or take longer to realize than expected; disruptions from the merger transaction may make it more difficult to maintain relationships with customers, employees or suppliers; the impact of competition; and other risk factors relating to our industry as detailed from time to time in the reports of Park or Vision filed with the Securities and Exchange Commission (the “SEC”). Park and Vision do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in these news releases.
Item 9.01 — Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

17	Letter from Michael J. Menzer regarding resignation from Boards of Directors of Park National Corporation and The Park National Bank.

99.1	News Release issued jointly by Park National Corporation and Vision Bancshares, Inc on September 14, 2006.

99.2	News Release issued jointly by Park National Corporation and Vision Bank, Panama City, Florida on September 14, 2006.

99.3	News Release issued jointly by Park National Corporation and Vision Bank, Gulf Shores, Alabama on September 14, 2006.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: September 14, 2006	By:	/S/ John W. Kozak John W. Kozak Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 14, 2006
Park National Corporation

Exhibit No.	Description

17	Letter from Michael J. Menzer regarding resignation from Boards of Directors of Park National Corporation and The Park National Bank.

99.1	News Release issued jointly by Park National Corporation and Vision Bancshares, Inc. on September 14, 2006.

99.2	News Release issued jointly by Park National Corporation and Vision Bank, Panama City, Florida on September 14, 2006.

99.3	News Release issued jointly by Park National Corporation and Vision Bank, Gulf Shores, Alabama on September 14, 2006.